Exhibit 10.1
EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”), effective as of the Effective Date (as defined below), is entered into by and among the Federal Home Loan Bank of San Francisco (“the Bank”) and Joseph Amato (“Employee”).

WHEREAS, Employee and the Bank previously entered into an employment agreement dated October 7, 2020 (“Original Agreement”), as amended on July 7, 2021, October 19, 2022, October 30, 2023, and April 1, 2025 (such amendments, “Amendment No.1,” “Amendment No.2,” “Amendment No.3,” and “Amendment No.4,” respectively, and together with the Original Agreement, the “Prior Agreement”);

WHEREAS, pursuant to the Prior Agreement:
(a)First Term. Employee’s initial term of employment with the Bank commenced on October 13, 2020, and ended six (6) months thereafter (the “Initial Term”), with such term automatically extended by one (1) month effective upon the conclusion of the Initial Term (such extension, together with the Initial Term, the “First Term”),
(b)Second Term and Mutual Extension. Upon the conclusion of the First Term, Employee began as Executive Vice President and Chief Financial Officer of the Bank and commenced a second term on May 13, 2021, that ended on March 31, 2023 (“Second Term”), which was extended by one (1) year effective upon the conclusion of the Second Term (“Mutual Extension”) through March 31, 2024,
(c)Third Term and Automatic Extension. Upon the conclusion of the Mutual Extension, Employee commenced a third term ending on September 30, 2024 (the “Third Term”), which was mutually extended by six (6) months effective upon the conclusion of the Third Term and ended on March 31, 2025 (the “Automatic Extension”), and
(d)Fourth Term. Upon the conclusion of the Third Term, Employee commenced a fourth term which has continued through the Effective Date, and is further defined below.

WHEREAS, as resolved by the Bank’s Board of Directors (the “Board”), Employee was appointed to the position of Interim President and Chief Executive Officer (such positions, together, “CEO”) as of January 30, 2025, in addition to his existing position of Executive Vice President and Chief Financial Officer (such positions, together, “CFO”), pursuant to article V, Section 1 of the By-Laws of the Bank;

WHEREAS, the Bank desires to continue to employ and provide related benefits to Employee solely as CEO, starting on the Effective Date;

WHEREAS, Employee desires to accept continued employment as CEO, subject to the terms and conditions of this Agreement;

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.Position. From October 13, 2020, to January 4, 2021, Employee served as Senior Financial Officer. From January 5, 2021, to May 12, 2021, Employee served as interim CFO. From

May 13, 2021, to January 29, 2025, Employee served as CFO. Effective January 30, 2025, Employee served as both CFO and CEO. As of April 1, 2025, Employee ended service as CFO and continued to serve as CEO.

2.Term. For purposes of this Agreement, “Effective Date” means the date on which the Bank receives formal notice of non‑objection from the Federal Housing Finance Agency (such agency and any successor thereto, the “Finance Agency”) to this Agreement. Subject to the provisions for early termination hereinafter provided, the term of this Agreement will consist of the following:

A.Fourth Term. As of April 1, 2025, pursuant to the Prior Agreement, Employee began providing employment services under the Fourth Term and, as of the Effective Date, Employee will continue providing employment services under the Fourth Term, ending on May 31, 2025 (the “Fourth Term”). Additionally, upon the Effective Date, the term of the Agreement is adjusted as follows (each, of the following periods, an “Extended Term”):

B.Extended Terms.

(i)Fifth Term. Employee’s employment hereunder shall be extended for a fifth term, which shall begin on June 1, 2025, upon the conclusion of the Fourth Term, and end on September 30, 2025 (“Fifth Term”).

(ii)First Renewal. Effective upon the conclusion of the Fifth Term, the term of the Agreement shall be automatically extended by two (2) calendar months ending on November 30, 2025 (the “First Renewal”).

(iii)Second Renewal. Effective upon conclusion of the First Renewal, the term of the Agreement shall be automatically extended by two (2) calendar months and one (1) day ending on February 1, 2026 (the “Second Renewal,” and together with the First Renewal, the “Automatic Renewals” or individually, each an “Automatic Renewal”).

C.    Non-Renewal. Notwithstanding the above subsections B.(i) through B.(iii), either party may provide the other party with written notice of non-renewal (a “Non‑Renewal Notice”) of any Extended Term. In order for the Non‑Renewal Notice to become effective with respect to any Extended Term, the party giving notice must provide such Non-Renewal Notice at least thirty (30) calendar days prior to (x) the end of the immediately preceding Extended Term, or (y) in the case of the Fifth Term, the end of the Fourth Term (a “Non-Renewal”). If a Non‑Renewal Notice is timely provided, then the Extended Term to which the Non‑Renewal Notice applies (as well as each Extended Term thereafter, if any) shall be cancelled and, therefore, will not commence.

D.    Latest Date of Termination.

(i)Employee’s employment hereunder shall cease no later than February 1, 2026. The “Term End Date,” as used in this Agreement (subject to the next sentence), shall mean February 1, 2026, or if a Non-Renewal occurs, then the last day of the Fourth Term, Fifth Term, First Renewal, or Second Renewal, whichever occurs last after excluding any Extended Terms cancelled by the Non-Renewal.

(ii)Further, in the event of a Termination (as defined below) other than for Cause (as defined below), and solely for purposes of determining any amounts payable under the defined terms in Section 8.F, the Term End Date will be set by treating a Non‑Renewal Notice as being delivered on the date of such Termination, unless a Non‑Renewal Notice already had been delivered to result in an earlier Term End Date.

3.Terms of Employment.

A.Duties. As CFO, Employee reported directly to the CEO and was required to perform the duties and services that were reasonably directed by the CEO and were consistent with such duties as are usual and customary for the position of Chief Financial Officer. As CEO, Employee reports directly to the Board and performs such duties as Employee shall reasonably be directed to perform by the Board. The duties and services required to be performed by Employee as CEO include overall charge and responsibility for the business and affairs of the Bank and shall be consistent with such duties as are usual and customary for the position of President and Chief Executive Officer. Employee shall devote his best efforts to the performance of the duties of his position(s) with the Bank and shall devote substantially all his business time and attention to the performance of his duties under this Agreement, and shall not engage in any other employment, profitable activities, or other pursuits which would cause Employee to disclose or utilize the Bank’s Confidential Information (as defined below), reflect adversely on the Bank, or violate the Bank’s Code of Conduct, Conflict of Interest policy or Code of Conduct for Senior Officers. Employee may: (a) serve on civic or charitable boards or committees; (b) serve on no more than two (2) for-profit company boards or committees; and (c) deliver lectures and fulfill speaking engagements, so long as such activities do not, in the view of the Board, interfere, in any substantive respect, with Employee’s responsibilities hereunder or conflict in any material way with the business of the Bank or the Bank’s codes of conduct or conflict of interest policies. Other than required in-person meetings or other functions requiring the physical presence of Employee at the Bank’s offices, the Bank acknowledges and agrees that Employee will continue to perform his duties remotely and that Employee will not be required to relocate. In accordance with the Bank’s hybrid work policy, the Bank expects that meetings and functions will require Employee to be at the Bank’s office(s) an average of one week per month. Travel expenses for required in-person meetings will continue to be reimbursed by the Bank, pursuant to the Bank’s Reimbursement and Travel Expense Policy.

B.At-Will Employment. The parties agree that notwithstanding any terms to the contrary in this Agreement, the employment relationship between Employee and the Bank constitutes “at will” employment by law and may be terminated at any time with or without cause, for any reason or no reason, by either party by providing the other party with written notice. Employee further understands and agrees that neither Employee’s job performance nor promotions, commendations, bonuses or the like from the Bank give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of Employee’s employment with the Bank. No other prior or subsequent oral representations, writings, or course of conduct by the Bank may alter the “at-will” nature of the employment relationship, and nothing in this Agreement should be construed to create any relationship other than “at-will” employment as specified herein. The “at-will” nature of the employment relationship at all times may be modified only when permitted by applicable law and by a writing signed by both Employee and the Bank specifically amending this Agreement with respect to the issue of the “at-will” employment relationship.

C.Compensation.

(i)Salary. As of the Effective Date, Employee’s salary shall continue to be $540,000 per annum (“Salary”), to which the Finance Agency issued a letter of non-objection on October 24, 2023. The Salary shall be subject to all applicable federal, state and local tax withholdings, and shall be payable in semi-monthly installments consistent with the Bank’s normal payroll process. The Salary is subject to annual review by the Board. Increases to the Salary shall be determined by the Board in its sole discretion. Annual increases to the Salary, if any, are subject to review and non-objection by the Finance Agency.
(ii)Monthly CEO Award. During the period under this Agreement that Employee serves as CEO from the Effective Date through the Fifth Term and any Automatic Renewals, as applicable, the Bank shall pay Employee a monthly award (the “Monthly CEO Award”) in an amount equal to $50,743 per month. Additionally, the Bank shall pay Employee a lump sum amount equal to the amount Employee would have received had the Monthly CEO Awards been paid to Employee during the period from January 30, 2025, through the day immediately prior to the Effective Date, which amount shall be earned on the Effective Date and paid on the Bank’s first regularly scheduled payroll date occurring after the Effective Date. The Monthly CEO Awards shall be subject to all applicable federal, state and local tax withholdings, payable in semi-monthly installments consistent with the Bank’s normal payroll process. Solely for purposes of any proration calculation of the Monthly CEO Award, amounts will be considered to accrue pro-rata on a daily basis.
(iii)Incentive Compensation. During the Fourth Term, Fifth Term, and any Automatic Renewals, as applicable, Employee shall continue to be eligible to participate in the Bank’s Executive Incentive Plan (the “EIP”), and any successor plans, as approved from time to time by the Board and subject to review and non-objection by the Finance Agency. The EIP includes short‑ and long-term incentive components and provides for incentive compensation awards (“EIP Awards”) tied to annual performance period (“Performance Period”) goals and achievement measures as established by the Board from year-to-year. The annual Performance Period goals and achievement measures and all EIP Awards, as determined by the Board, are subject to prior review and non-objection by the Finance Agency.
(iv)Taxes and Withholdings. The Bank may withhold from any amounts payable under this Agreement such federal, state and local taxes and other withholdings and deductions as may be required to be withheld pursuant to applicable law or regulations, which amounts shall be deemed to have been paid to Employee. Neither the Bank nor any parent, subsidiary, or other affiliate of the Bank will have any responsibility, liability or obligation to pay Employee’s taxes arising from or relating to any payments or benefits under this Agreement.
(v)Discretionary Third Special Award. Employee was eligible for a fully discretionary award referred to in the Prior Agreement as the Discretionary Third Special Award, which was at the discretion and subject to the approval of the Board, as well as non-objection by the Finance Agency. No Discretionary Third Special Award will become due or payable to

Employee and the Discretionary Third Special Award will be terminated without any payments being made thereunder.
(vi)Discretionary Fourth Special Award. At the discretion and subject to the approval of the Board, Employee will be eligible for a fully discretionary award (the “Discretionary Fourth Special Award”) up to an amount equal to the actual forgone benefits under the Bank’s Supplemental Executive Retirement Plan (“SERP”) and the Bank’s Cash Balance Plan (the “CBP”) and related Benefit Equalization Plan (“BEP”) for the 2021 plan year starting on May 13, 2021 to the 2026 plan year through the last day Employee remains employed under the Fourth Term, Fifth Term, or any Automatic Renewal, as applicable, as reduced by the aggregate amount of the payments made under the Discretionary Second Special Award, as further reduced by any benefits under the CBP and related BEP that become fully vested in recognition of Employee’s service as CFO and/or CEO, and as increased by a one-time contribution credit in the amount of $50,000 to be added upon the Term End Date. Provided, however, that Employee will not be eligible for the one-time contribution credit if (a) a Non‑Renewal of any Extended Term occurs as a result of Employee providing the Non-Renewal Notice, (b) Employee terminates his employment without Good Reason (as defined below), or (c) the Bank terminates Employee’s employment for Cause (as defined below). For clarity with respect to the preceding clause (a), Employee’s eligibility for the one-time contribution credit will not be affected by any Non-Renewal Notice deemed delivered that is described in Section 2.D.(ii) above. For purposes of determining the forgone benefits under the SERP, Employee’s compensation shall include both Employee’s salary and the pensionable amount of any Monthly ceo Award during the period, through the end of the Fourth Term, Fifth Term, or any Automatic Renewal, as applicable, while Employee serves as CEO. Unless prior to the end of the Fourth Term, Fifth Term, or any Automatic Renewal, as applicable, the Bank terminates Employee for Cause as specified in Section 7.C, any Discretionary Fourth Special Award, subject to approval by the Board (which approval shall remain in its sole discretion), will be paid in full no later than March 15, 2026. Solely for purposes of any proration calculation of a Discretionary Fourth Special Award where the Term End Date occurs prior to February 1, 2026, amounts will be considered to accrue pro-rata on a daily basis.
D.Waiver of Eligibility. Employee hereby acknowledges and agrees that notwithstanding any terms to the contrary in the SERP, and the Bank’s Corporate Senior Officer Severance Policy (the “CSOSP”), Employee remains ineligible to participate in such plan and policy in connection with his employment, and hereby waives any such eligibility. Employee further acknowledges that the Discretionary Fourth Special Award opportunity is partially in lieu of any and all payments or rights that might otherwise have been available to Employee under the SERP during the Fourth Term, Fifth Term, and any Automatic Renewal. For clarity, any Discretionary Fourth Special Award shall be subject to all applicable state and federal tax withholdings.
E.Benefit Programs. Employee is entitled to participate in relevant benefit plans, including currently the Bank’s Savings 401(k) Plan, Cash Balance Plan, Deferred Compensation Plan, and Benefit Equalization Plan, provided he meets applicable eligibility requirements and shares a portion of the costs, as applicable, in accordance with each such plan, as they may be in effect from time to time. Details of such benefits are included in the Bank’s policies, benefit summaries and plan descriptions. Employee hereby declines to participate in the following Bank’s health benefit plans: flexible spending account benefits, commuter and wellness reimbursement program, emergency backup care, employee discount plan, and health advocate plan. The Bank reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

4.Expense Reimbursement. Employee may submit reasonable, out-of-pocket, work- related expenses to the Bank for reimbursement, including, without limitation, mobile phone monthly service and usage and travel for business purposes to and from Employee’s principal work location at Employee’s residence in North Carolina, consistent with any policies that the Bank may then have in place regarding expense reimbursements.

5.Vacation Time. Employee shall accrue paid vacation benefits at a rate of 200 hours (i.e., 25 days) per each 365-day period, which shall be scheduled and taken consistent with such applicable policy of the Bank. Employee shall coordinate vacation so that it will not provide an undue disruption.

6.Covenants.

A.Confidentiality. During employment with the Bank, Employee may have access to various trade secrets and confidential, proprietary, or sensitive information. This may include, without limitation: financial information; information about the Bank’s systems, processes, or security; information about internal Bank discussions and deliberations concerning issues of importance either to the Bank or to its member institutions; information about the Bank’s consultants, customers, or information about the Finance Agency; or information about the Bank’s member institutions and other Federal Home Loan Banks or other, third-party financial information that is not generally known to the public and could not be discovered by someone reasonably familiar with the industry. Employee may also have access to customer files, the Bank’s personnel files, information about Bank employee compensation, or other information that is personal confidential information as described below. In addition, the Bank has a proprietary interest in maintaining sole control of its inventions, discoveries, trade secrets and improvements, software and computer models, financial information, any other information having present or potential commercial value to the Bank, and confidential information of any kind belonging to others but licensed or disclosed to the Bank for use in its business. All of this information is deemed to be “Confidential Information.” Employee agrees as a condition of employment to protect Confidential Information, to sign further agreements designed to protect Confidential Information, to abide by confidentiality requirements in the Bank’s Employee Handbook, and to comply with the Bank’s Information Security Policy. Employee’s obligations under this section shall continue after termination of Employee’s employment.

Notwithstanding the foregoing limitations, “Confidential Information” shall not include any such information which Employee can establish: (i) is known or available through other lawful sources not bound by a confidentiality agreement with the Bank or Finance Agency regulation; (ii) was publicly known or made generally available prior to the time of disclosure by the Bank to Employee; (iii) becomes publicly known or made generally available through no wrongful action or omission of Employee or his agents; or (iv) is in Employee's rightful possession, without confidentiality obligations, at the time of disclosure by the Bank as shown by Employee’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception. Nothing herein shall be construed to prevent compliance with, or the exercise of, Employee’s rights under applicable laws. Nothing in this Agreement prevents Employee from engaging in protected conduct, as described in the Protected Activity Not Prohibited section below.

B.Nonsolicitation. Employee shall not, without the prior written consent of the Bank, directly or indirectly, on Employee’s own account or on behalf of or with any other person, as an employee, agent, consultant, partner, joint venture, owner, officer, director, member of any other firm, partnership, corporation or other entity, or in any other capacity, personally or through others: (a) use Confidential Information to solicit, induce (or attempt to induce) or cause any client or customer that has transactions or assignments pending with the Bank to discontinue or reduce their transactions or assignments with the Bank, or otherwise breach or materially disrupt a contractual relationship between the Bank and any client, customer or vendor of the Bank; or (b) while employed by the Bank, solicit, induce or encourage or attempt to solicit, induce or encourage (on Employee’s own behalf or on behalf of others) any individual who at the time is an employee or consultant of the Bank to leave his or her employment or service relationship with the Bank or to commence employment or a service relationship with any other party. It is not a violation of this Agreement for Employee, following Non-Renewal or Termination (as defined herein), to seek from a Bank client or customer transactions or assignments that are not pending with the Bank at the time of Non-Renewal or Termination (as defined herein). For purposes of this paragraph, (a) the use of general non-targeted employment advertising shall not be deemed to be solicitation and (b) the foregoing restrictions on solicitation shall only apply to employees of the Bank at the time of such solicitation.

C.Conflict of Interest. Employee hereby covenants that he will abide by the Bank’s Conflict of Interest/Code of Conduct Policy and Code of Conduct for Senior Officers, and will not, during his employment with the Bank, directly or indirectly, in any capacity, engage or participate in activities, accept other employment, or render advisory or consulting or other services, that conflict with Employee's obligations to the Bank or might create a conflict of interest with the Bank, including, but not limited to, any other employment, occupation, consulting relationship, or commitment that is directly related to the business in which the Bank is now involved or becomes involved or has plans to become involved (it being acknowledged that service on civic or charitable boards or committees, service on no more than two (2) for-profit company boards, and delivering lectures and fulfilling speaking engagements, as set forth in Section 1, shall not be deemed to violate this section).

D.Work Product. Any client or customer lists, prospective client or customer lists, plans, strategies, methodologies, secrets, processes, forecasts, ideas, developments, writings, designs, documents, papers, notes, notebooks, memoranda, computer files, software and other written or electronic records or confidential proprietary information of any kind made or developed in whole or in part by Employee during his employment with the Bank (the “Work Product”) are, and shall remain, the exclusive property of the Bank. To the extent that any of the Work Product is capable of protection by copyright, Employee acknowledges that it is created within the scope of his employment hereunder and is a “work made for hire.” Previously held knowledge, plans, contacts or other intellectual property by Employee that pre-date him rendering services to the Bank are excluded from this provision and shall be disclosed in writing to the Bank on or prior to the Effective Date.

E.Non-Disparagement. Subject to the “Protected Activity Not Prohibited” section below, Employee hereby covenants that during his employment and for three (3) years after Non-Renewal or Termination (as defined herein), he will not make any remarks disparaging the conduct or character of the Bank, its current or former members or employees, except as required by law. Nothing in this Agreement prohibits Employee from reporting possible violations of federal, state, or local law or regulation to any governmental agency, or making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation. Nothing herein shall be construed to prevent compliance with, or the exercise of, Employee’s rights under applicable laws.

F.Cooperation. Employee hereby covenants that at any time after Non‑Renewal or Termination (as defined herein), Employee will cooperate with the Bank to the extent reasonably necessary to assist in the transition of his responsibilities and in the resolution of any matters with which Employee was involved during his employment, or about which Employee has knowledge, and in the defense or prosecution of any investigations, audits, claims or actions now in existence or currently ongoing or that may be brought or threatened in the future against or on behalf of the Bank, including any investigations, audits, claims or actions involving or against its officers, directors and employees, but excluding any charges, claims or actions brought by or on behalf of Employee against the Bank or its affiliates. Employee’s cooperation with such matters shall include, without limitation, being available to consult with the Bank regarding matters in which Employee has been involved or has knowledge; to reasonably assist the Bank in preparing for any proceeding (including, without limitation, depositions, mediations, hearings, settlement negotiations, discovery conferences, arbitration, or trial); to provide affidavits reflecting truthful written testimony; to assist with any audit, inspection, proceeding or other inquiry; and to act as a witness to provide truthful testimony in connection with any investigation, audit, mediation, litigation or other legal proceeding affecting the Bank. Employee agrees to keep the Bank’s Human Resource department apprised of Employee current contact information, including telephone numbers, work address, home address, and email address(es), and to promptly respond to communications from the Bank in connection with this Section. Employee understands and agrees that this provision requires Employee’s cooperation with the Bank, but is not intended to have any influence whatsoever on any specific outcome in any matter, and Employee is expected at all times to provide truthful testimony and responses in connection with any matter. Employee understands and agrees that Employee is not otherwise entitled to any additional compensation for such cooperation; provided, however, that the Bank will reimburse Employee for reasonable expenses, if any, incurred in providing such assistance.

G.Provisional and Equitable Remedies. If Employee should default in any of his obligations under this Section 6, Employee acknowledges that the Bank may be irreparably damaged and that it would be extremely difficult and impractical to measure such damage. Accordingly, Employee acknowledges that the Bank, in addition to any other available rights or remedies, shall be entitled to specific performance, injunctive relief and any other equitable remedy, without the obligation to post any bond or other security. Employee hereby waives the defense that a remedy at law or damages is adequate.

H.Survival of Covenants. The provisions of Sections 6.A, 6.B, 6.D, 6.E, 6.F and 6.G shall survive Non-Renewal or Termination (as defined herein) irrespective of the reasons therefor.

7.Termination. Employee’s employment hereunder shall continue until the Term End Date, unless Employee’s employment is terminated earlier pursuant to a “Termination,” defined as the occurrence of any of the following:

A.Termination Due to Death. Employee’s employment hereunder shall terminate immediately upon his death.

B.Termination Due to Disability. Subject to applicable law, including the Americans With Disabilities Act and the California Fair Employment and Housing Act, if Employee suffers from a physical or mental impairment that renders him unable to perform one or more essential duties of his position, Employee’s employment shall terminate (i) if reasonable accommodation is legally required, only if Employee remains unable to perform one or more essential duties of his position after reasonable accommodation; or (ii) immediately, if the Bank determines, following a good faith interactive process, that no reasonable accommodation exists that would permit Employee to perform the essential duties of his position.

C.Termination for Cause. The Board may terminate Employee’s employment for “Cause” immediately upon written notice by the Bank to Employee.

(i)Cause Definition. For purposes of this Agreement, “Cause” shall mean any of the following: (a) the commission of an act involving dishonesty, disloyalty, fraud or embezzlement by Employee that has a material adverse impact on the Bank or any successor or affiliate thereof; (b) conviction of, or plea of “guilty” or “no contest” to, a felony, a crime of moral turpitude or a misdemeanor involving theft, fraud or forgery by Employee; (c) Employee’s ongoing and repeated failure or refusal to perform, or neglect of, Employee’s duties to the Bank in a material respect, which failure, refusal or neglect continues for fifteen (15) calendar days following Employee’s receipt of written notice from the Board stating with specificity the nature of such failure, refusal or neglect, or (d) Employee’s engaging in conduct that has resulted in Employee being barred from employment by the Bank by operation of any law or regulation or by any final order of any court or regulatory authority or any agreement with any regulatory authority, including, without limitation, any removal or barring of employment of Employee pursuant to 12 USC §§ 4615, 4616, 4617 or 4636, or any of their successor sections or provisions. The Bank shall make the determination that “Cause” exists in good faith and only if and when such determination has been approved in good faith by the Board; provided, however, that prior to a final determination that “Cause” under this Section 7.C exists, the Bank shall (a) provide to Employee in writing, in reasonable detail, the reasons for the determination that such “Cause” exists, and (b) provide the Employee with an opportunity to discuss the determination that “Cause” exists with the Board prior to the final decision to terminate the Employee’s employment hereunder for such “Cause.”

D.Termination Without Cause. The Board may terminate Employee’s employment without Cause at any time; provided, however, that such termination shall not be effective until written notice of such termination is provided to Employee by the Board.

E.Termination by Employee for Good Reason or Resignation Without Good Reason. Employee may terminate his employment for Good Reason or resign without Good Reason at any time upon thirty (30) calendar days’ prior written notice to the Board.

(i)Good Reason Definition. For purposes of this Agreement, “Good Reason” shall mean a change in Employee’s position that materially reduces his duties or responsibilities and all of the following: (a) Employee provides the Bank with written objection to such change in his position within ninety (90) calendar days following the occurrence thereof, (b) the Bank does not reverse or otherwise fully cure within thirty (30) calendar days of receiving such written objection, and (c) Employee resigns his or her employment within thirty (30) calendar days following the expiration of such cure period. Employee acknowledges and agrees that this Agreement and Amendment No.4, whether individually or together, and any changes herein or therein, including without limitation Employee no longer serving in the role of CFO, will neither constitute nor contribute to any Good Reason under this Agreement, or any “good reason,” “constructive termination,” or other similar term under any other plan, program, agreement or arrangement of the Bank under which Employee is a party or otherwise participates (including without limitation the EIP).

8.Rights and Remedies on Employment Conclusion at Term End Date or Earlier Termination.

A.Accrued Benefits Payable Upon Any Termination. Upon termination of Employee’s employment for any reason (including any of the reasons set forth in Sections 7.A through 7.E or upon any termination as of the Term End Date), Employee shall be entitled to payment for any Accrued Benefits (as defined below). In addition, depending on the circumstances of such termination, additional amounts may become payable under Sections 8.B through 8.F, subject to Section 8.G, as follows.

B.Termination on the Term End Date. Upon the termination of this Agreement (and therefore the termination of Employee’s employment) as of the Term End Date, Employee shall be entitled to receive the Unpaid Monthly CEO Award and EIP Payment (as such terms are defined below) and remain eligible to receive the Discretionary Fourth Special Award.

C.Termination Due to Death. If Employee’s employment hereunder is terminated as a result of Employee’s death pursuant to Section 7.A above, then Employee’s estate shall be entitled to receive the Additional Salary Payment (as defined below), Unpaid Monthly CEO Award (as defined below), and EIP Payment (as defined below) and remain eligible to receive the Discretionary Fourth Special Award.

D.Termination Due to Disability, by the Bank Without Cause, or by The Employee Without Good Reason or For Good Reason. If, Employee’s employment hereunder is terminated (i) as a result of Employee’s disability pursuant to Section 7.B above and subject to any limitations provided under applicable law, (ii) by the Bank without Cause, or (iii) by Employee without Good Reason or for Good Reason, then Employee shall be entitled to receive the Additional Salary Payment (as defined below), Unpaid Monthly CEO Award (as defined below), and EIP Payment (as defined below) and remain eligible to receive the Discretionary Fourth Special Award.
E.Termination For Cause. If, prior to the Term End Date, the Bank terminates Employee’s employment hereunder for Cause pursuant to Section 7.C, then the Bank shall not be required to pay any additional amounts other than the Accrued Benefits pursuant to Section 8.A above.

F.Certain Terms Defined. For purposes of this Agreement, the following capitalized terms will have the following meanings:

(i)Accrued Benefits. “Accrued Benefits” means: (i) any earned and unpaid Salary due for the period prior to and through the last day of Employee’s employment; (ii) all other amounts and benefits earned by and owing to Employee under any applicable benefit plans prior to and through the date of termination of Employee’s employment, except for any rights to benefits under the SERP and CSOSP as expressly waived under this Agreement, which will be paid or provided in accordance with the terms of the applicable benefit plan; and (ii) following submission of proper expense reports by Employee, reimbursement for all expenses incurred in accordance with Section 4 of this Agreement, prior to the termination of Employee’s employment, which will be paid in accordance with Section 4 of this Agreement.

(ii)Additional Salary Payment. “Additional Salary Payment” means a payment equal to Employee’s Salary payable for such period beginning on the day immediately after the date of the Termination through the Term End Date. Any Additional Salary Payment will be paid in a single lump sum no later than forty (40) calendar days following the date of the Termination.

(iii)EIP Payment. “EIP Payment” means a payment equal to the “EIP Annual Award” (defined in the EIP to include both the short‑ and the long‑term incentive component) as set forth in the EIP which will be treated as vested, on a pro rata basis through the date of the termination of Employee’s employment for the Performance Period of the year when Employee’s employment terminates, and any “Deferred Awards” (as defined in the EIP) will be treated as fully vested, all of which is to be paid out as and when due in accordance with the EIP. If Employee is otherwise entitled to any EIP Awards referenced above by operation of the EIP and receives such amount(s), then the EIP Payment shall be reduced by an amount equal to the EIP Awards Employee receives. For avoidance of doubt, Employee shall receive the greater of such EIP Awards or the EIP Payment as calculated in this Section 8.F.(ii), but in no event shall Employee receive both. Any EIP Payment will be paid out as and when due in accordance with the EIP.

(iv)Unpaid Monthly CEO Award. “Unpaid Monthly CEO Award” means any unpaid amount of the Monthly CEO Award otherwise payable to Employee through the Term End Date. Any Unpaid Monthly CEO Award will be paid in a single lump sum no later than forty (40) calendar days following the Termination date.

G.Section 409A Compliance.

(i)Notwithstanding anything herein to the contrary, the intent of the parties is that payments and benefits under this Agreement comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (“Section 409A”) and, accordingly, to the maximum extent permitted this Agreement, including without limitation any ambiguities or ambiguous terms, shall be interpreted to be in compliance therewith or exempt therefrom. The Bank shall not be liable for any additional tax, interest or penalty that may be imposed on Employee by Section 409A or damages for failing to comply with Section 409A.

(ii)Termination of Employee’s employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment that constitutes nonqualified deferred compensation subject to Section 409A (“Deferred Payments”) unless such termination is also a “separation from service” within the meaning of Section 409A and, for purposes of any provision of this Agreement to the extent necessary or advisable to be exempt from or comply with Section 409A, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

(iii)All expenses or other reimbursements under this Agreement that would constitute nonqualified deferred compensation subject to Section 409A, (A) shall be paid on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Employee, (B) no such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect Employee’s right to reimbursement of any other expenses eligible for reimbursement in any other taxable year, and (C) Employee’s right to reimbursement shall not be subject to liquidation in exchange for any other benefit.

(iv)For purposes of Section 409A, Employee’s right to receive any installment payment pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

(v)Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within thirty (30) calendar days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Bank in order to comply with Section 409A.

(vi)Notwithstanding any other provision under this Agreement, solely to the extent that a delay in payment is required in order to avoid the imposition of any tax under Section 409A, if a Deferred Payment obligation under this Agreement arises on account of Employee’s separation from service within the meaning of Section 409A in good faith by the Board, then payment of any Deferred Payment that is scheduled to be paid within six (6) months after such separation from service shall be paid without interest on the first business day after the date that is six (6) months following Employee’s separation from service. Unless specifically provided otherwise in a written plan of the Bank or written agreement between Employee and the Bank (for example, pursuant to an initial deferral election compliant with Section 409A), Employee will not have any discretion to choose Employee’s taxable year in which any payments or benefits are provided under this Agreement.

(vii)Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes nonqualified deferred compensation subject to Section 409A be subject to offset, counterclaim or recoupment by any other amount payable to Employee unless otherwise permitted by Section 409A.

(viii)Employee hereby acknowledges that he has been advised to seek and has sought the advice of a tax advisor with respect to the tax consequences to Employee of all payments pursuant to this Agreement, including any adverse tax consequences or penalty taxes under Section 409A and corresponding provisions of applicable state tax law. Employee hereby acknowledges and agrees that no representations have been made to Employee relating to the tax treatment of any payment pursuant to this Agreement under Section 409A and the corresponding provisions of any applicable state income tax laws.

9.Outside Employment. Except as required to fulfill the requirements of Employee’s position, Employee shall not serve on any board, participate as an active owner in any entity, or serve in any other capacity for another entity or business if such participation will in any way impinge or potentially adversely affect Employee’s ability to provide the quality and quantity of services envisioned by this Agreement, it being acknowledged that service on civic or charitable boards or committees, service on no more than two (2) for-profit company boards, and delivering lectures and fulfilling speaking engagements, as set forth in Section 1, shall not be deemed to violate this section.

10.Regulatory Approval. Notwithstanding any other provision of this Agreement to the contrary, any payments made to Employee pursuant to this Agreement or otherwise are subject to prior review and non-objection by the Finance Agency and are subject to and conditioned upon compliance with 12 U.S.C. section 4518(e), and any applicable laws and regulations, including 12 C.F.R. Part 1231.

11.Representations. As a distinct and separate representation and warranty, Employee hereby represents and warrants to the Bank that (a) the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any contract, agreement (including any confidentiality agreement), restrictive covenant, instrument, court order, judgment or decree to which Employee is a party or by which Employee is bound, (b) Employee has no obligations or commitments of any kind that would prevent, restrict, hinder or interfere with his acceptance of full-time employment or the performance of all duties and services contemplated under the Agreement to the fullest extent of his ability, and (c) that Employee has not used, and will not use, confidential or proprietary information of any past employer in connection with service provided pursuant to this Agreement.

12.Choice of Law. This Agreement shall be governed by and construed under the laws of the United States and, to the extent state law may be applicable, by the laws of the State of California applicable to contracts made and to be performed wholly within California without regard to the conflicts of laws principles thereof, except that any dispute regarding the enforceability of the arbitration section of this Agreement shall be governed by the FAA.

13.Entire Agreement. As of the Effective Date, this Agreement constitutes Employee’s entire offer of continuing employment and the final, complete and exclusive agreement between Employee and the Bank with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, made to Employee by the Bank, including without limitation the Prior Agreement. Nobody at the Bank has been authorized to enter into any other agreement with Employee or make any promises or representations to Employee that are not a part of this Agreement. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto.

14.MUTUAL ARBITRATION AND EQUITABLE RELIEF.

A.Arbitration. IN CONSIDERATION OF EMPLOYEE’S EMPLOYMENT WITH THE BANK, THE BANK’S PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES WITH EMPLOYEE, AND EMPLOYEE'S RECEIPT OF COMPENSATION AND OTHER BENEFITS PAID OR PROVIDED TO EMPLOYEE BY THE BANK, AT PRESENT AND IN THE FUTURE, EMPLOYEE AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES THAT EMPLOYEE MAY HAVE WITH THE BANK (INCLUDING ANY BANK EMPLOYEE, OFFICER, DIRECTOR, TRUSTEE, OR BENEFIT PLAN OF THE BANK, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM EMPLOYEE'S EMPLOYMENT OR RELATIONSHIP WITH THE BANK OR THE TERMINATION OF EMPLOYEE'S EMPLOYMENT OR RELATIONSHIP WITH THE BANK, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION ACT (9 U.S.C. SEC. 1 ET SEQ.) (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL PROVISIONS SHALL EXCLUSIVELY GOVERN AND APPLY WITH FULL FORCE AND EFFECT TO THIS ARBITRATION AGREEMENT, INCLUDING ITS ENFORCEMENT, AND ANY STATE COURT OF COMPETENT JURISDICTION SHALL STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. EMPLOYEE FURTHER AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE, OR CLASS MEMBER IN ANY PURPORTED CLASS OR COLLECTIVE ACTION, LAWSUIT OR PROCEEDING. EMPLOYEE AGREES THAT ANY CLAIMS EMPLOYEE MAY BRING PURSUANT TO THE PRIVATE ATTORNEYS GENERAL ACT (“PAGA”) ON BEHALF OF THE LABOR AND WORKFORCE DEVELOPMENT AGENCY MUST BE ARBITRATED ONLY IN EMPLOYEE'S INDIVIDUAL CAPACITY WITHOUT ANY JOINDER OR REPRESENTATION OF ANY CALIFORNIA LABOR CODE VIOLATIONS THAT WERE OR COULD BE ASSERTED BY OR ON BEHALF OF ANY OTHER PERSONS. TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE AGREES TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, THE FAIR CREDIT REPORTING ACT, THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE CALIFORNIA LABOR CODE, CLAIMS RELATING TO EMPLOYMENT STATUS, COMPENSATION (CASH, EQUITY, BONUS, OR OTHERWISE), OR CLASSIFICATION, AND CLAIMS OF HARASSMENT, DISCRIMINATION, RETALIATION, WRONGFUL TERMINATION, AND BREACH OF CONTRACT. TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE ALSO AGREES TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS

AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY, OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR ITS REQUIREMENT THAT EMPLOYEE BRING ANY ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT EMPLOYEE AGREES TO ARBITRATE, EMPLOYEE HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. EMPLOYEE FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE BANK MAY HAVE WITH EMPLOYEE. EMPLOYEE UNDERSTANDS THAT NOTHING IN THIS AGREEMENT REQUIRES EMPLOYEE TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER THE SARBANES-OXLEY ACT OR OTHER LAW THAT EXPRESSLY PROHIBITS ARBITRATION OF A CLAIM NOTWITHSTANDING THE APPLICATION OF THE FAA.

B.Administration of Arbitration. EMPLOYEE AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JAMS PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS EMPLOYMENT RULES”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/ AND FROM THE BANK. IF THE JAMS EMPLOYMENT RULES CANNOT BE ENFORCED AS TO THE ARBITRATION, THEN THE PARTIES AGREE THAT THEY WILL ARBITRATE THIS DISPUTE UTILIZING THE JAMS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES OR SUCH RULES AS THE ARBITRATOR MAY DEEM MOST APPROPRIATE FOR THE DISPUTE (THE RULES UNDER WHICH THE ARBITRATION IS ADMINISTERED, WHETHER THE JAMS EMPLOYMENT RULES OR OTHERWISE, ARE REFERRED TO HEREIN AS THE “JAMS RULES”). IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS SECTION AND THE JAMS RULES, THIS SECTION SHALL TAKE PRECEDENCE. EMPLOYEE AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH FOR SUCH MOTIONS UNDER APPLICABLE LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE. EMPLOYEE AGREES THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. EMPLOYEE ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. EMPLOYEE AGREES THAT THE DECREE OR AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL AND BINDING JUDGMENT IN ANY COURT HAVING JURISDICTION THEREOF. EMPLOYEE UNDERSTANDs THAT THE BANK WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS EXCEPT THAT EMPLOYEE SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT EMPLOYEE INITIATES, BUT ONLY SO MUCH OF THE FILING FEES AS EMPLOYEE WOULD HAVE INSTEAD PAID HAD EMPLOYEE FILED A COMPLAINT IN A COURT OF LAW THAT WOULD HAVE HAD JURISDICTION OVER SUCH COMPLAINT. SUBJECT TO THE FAA’S EXCLUSIVE APPLICABILITY TO THE ENFORCEMENT OF THIS AGREEMENT TO ARBITRATE, EMPLOYEE AGREES THAT

THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION HEARING OR PROCEEDING APPLYING CALIFORNIA SUBSTANTIVE AND DECISIONAL LAW AND THE CALIFORNIA CODE OF CIVIL PROCEDURE, INCLUDING THE CALIFORNIA CIVIL DISCOVERY ACT. EMPLOYEE AGREES THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN SAN FRANCISCO COUNTY, CALIFORNIA.

C.Remedy. FOR PURPOSES OF SEEKING PROVISIONAL REMEDIES ONLY, EMPLOYEE AGREES THAT THE BANK AND EMPLOYEE SHALL BE ENTITLED TO PURSUE ANY PROVISIONAL REMEDY PERMITTED BY THE CALIFORNIA ARBITRATION ACT (CALIFORNIA CODE CIV. PROC. § 1281.8), OR OTHERWISE PROVIDED BY THIS AGREEMENT. EXCEPT FOR SUCH PROVISIONAL RELIEF, EMPLOYEE AGREES THAT ANY RELIEF OTHERWISE AVAILABLE TO THE BANK OR EMPLOYEE UNDER APPLICABLE LAW SHALL BE PURSUED SOLELY AND EXCLUSIVELY IN ARBITRATION PURSUANT TO THE TERMS OF THIS AGREEMENT.

D.Administrative Relief. EMPLOYEE UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT EMPLOYEE FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE CALIFORNIA CIVIL RIGHTS DEPARTMENT, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE EMPLOYEE FROM PURSUING A COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.
E.Voluntary Nature of Agreement; Enforcement. EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE BANK OR ANYONE ELSE. EMPLOYEE FURTHER ACKNOWLEDGES AND AGREE THAT EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT AND THAT EMPLOYEE HAS ASKED ANY QUESTIONS NEEDED FOR EMPLOYEE TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT EMPLOYEE IS WAIVING EMPLOYEE’S RIGHT TO A JURY TRIAL. EMPLOYEE AGREES THAT EMPLOYEE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF EMPLOYEE'S CHOICE BEFORE SIGNING THIS AGREEMENT. THIS ARBITRATION AGREEMENT IS TO BE ENFORCED TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW. ACCORDINGLY, EMPLOYEE AGREES THAT IF A COURT OR OTHER BODY OF COMPETENT JURISDICTION FINDS THAT ANY PROVISION OR PORTION OF THIS ARBITRATION AGREEMENT IS INVALID OR UNENFORCEABLE, SUCH PROVISION OR PORTION, AS APPLICABLE, SHALL BE ENFORCED TO THE MAXIMUM EXTENT PERMISSIBLE BY APPLICABLE LAW OR, IF NECESSARY, SEVERED, AND THE REMAINDER OF THE ARBITRATION AGREEMENT WILL CONTINUE WITH FULL FORCE AND EFFECT.

15.Protected Activity Not Prohibited. Employee understands that nothing in this Agreement limits or prohibits Employee from filing and/or pursuing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board, including disclosing documents or other information as permitted by law. In addition, Employee understands that nothing in this Agreement prevents Employee from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. Notwithstanding the preceding, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Bank trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Employee further understands that Employee is not permitted to disclose the Bank’s attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, Employee understands that nothing in this Agreement (i) limits employees’ rights to discuss or disclose wages, benefits, or terms and conditions of employment as protected by applicable law, including any rights under Section 7 of the National Labor Relations Act, or (ii) otherwise impairs employees from assisting other Bank employees and/or former employees in the exercise of their rights under Section 7 of the National Labor Relations Act.

16.Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

If to the Bank or the Board:

Federal Home Loan Bank of San Francisco
333 Bush Streets
San Francisco, CA 94104
Attention: Legal Department

If to Employee:

At the residence address on file with the Bank

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

17.Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. In the event any provision or term hereof is deemed to have exceeded applicable legal authority or shall be in conflict with applicable legal limitations, such provision shall be reformed and rewritten as necessary to achieve consistency and compliance with such applicable law.

18.No Waiver. Employee’s or the Bank’s failure to insist upon strict compliance with any provision of this Agreement, or the failure to assert any right Employee or the Bank may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

19.Assignment; Assumption by Successor. The rights of the Bank under this Agreement may, without the consent of Employee, be assigned by the Bank, in its sole and unfettered discretion, to any person, corporation or other business entity, which at any time, whether by purchase, merger, consolidation or otherwise, directly or indirectly, acquires all or substantially all of the assets or business of the Bank. The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Bank expressly to assume and to agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place.

20.Consultation With Counsel. Employee acknowledges that he has had a full and complete opportunity to consult with counsel and other advisors of his own choosing concerning the terms, enforceability and implications of this Agreement, and the Bank has not made any representations or warranties to Employee concerning the terms, enforceability or implications of this Agreement other than as reflected in this Agreement.

WITNESS WHEREOF, the parties have executed this Agreement as of the date last set forth below.

FEDERAL HOME LOAN BANK OF SAN FRANCISCO	EMPLOYEE
By: /s/ F. Daniel Siciliano	By: /s/ Joseph Amato
F. Daniel Siciliano Chair of the Board	Joseph Amato Employee
Date: 6/2/2025	Date: 6/1/2025